WEBTOON Entertainment Inc. Reports First Quarter 2025 Financial Results
Delivered Revenue and Adjusted EBITDA in the top end of Guidance Range
First Quarter Revenue Growth Roughly Flat Year-Over-Year; Revenue Growth on a Constant Currency Basis of 5.3%
Net Loss of $22.0 Million; Adjusted EBITDA of $4.1 Million
Strong Balance Sheet With Cash and Cash Equivalents of Approximately $550.1 Million and No Debt
LOS ANGELES, May 13, 2025 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its first quarter ended March 31, 2025. More information about these results can be found in the Company’s shareholder letter on the investor relations section of its website.
First Quarter 2025 Highlights (vs. First Quarter 2024)
•Total revenue of $325.7 million declined 0.3%, driven by decline in Paid Content, partially offset by growth in Advertising and IP Adaptations.
•Revenue on a constant currency basis was $343.8 million, growing 5.3%, driven by growth in all three revenue streams.
•Net Loss was $22.0 million, compared to Net Income of $6.2 million in the prior year, driven by higher general & administrative expenses due to costs associated with being a public company, and higher marketing expense.
•Adjusted EBITDA was $4.1 million, compared to Adjusted EBITDA of $22.2 million in the prior year. Adjusted EBITDA margin was 1.3%, compared to 6.8% in the prior year.
•Diluted loss per share was $0.17, compared to diluted earnings per share of $0.06 in the prior year.
•Adjusted earnings per share was $0.03, compared to Adjusted EPS of $0.20 in the prior year.
•Cash and cash equivalents of approximately $550.1 million plus another $28.1 million of short-term deposits included in Other current assets.

Junkoo Kim, Founder and CEO, said, “We are pleased to report both revenue and Adjusted EBITDA above the midpoint of our guidance. Total revenue was up 5.3% on a constant currency basis, with all three revenue streams – Paid Content, Advertising, and IP Adaptations – contributing to growth.”
Kim continued, “In Q1, we started to implement a number of important product enhancements to our English-language platform, including improved, AI-powered discovery features, allowing users to spend more time enjoying a story and less time searching for one. We were also thrilled to bring major global franchises like ‘Godzilla’ and ‘Sonic the Hedgehog’ to our platform. We look forward to continuing to expand our diverse content library and connecting more fans with the stories they love in a whole new way.”
Second Quarter 2025 Outlook
For the second quarter 2025, the Company expects:
•Revenue growth on a constant currency basis in the range of 2.2%-5.2%. This represents revenue in the range of $335-$345 million, based on current FX rates.
•Adjusted EBITDA in the range of $0.5-$5.5 million, representing an Adjusted EBITDA Margin in the range of 0.1%-1.6%.
Conference Call & Webcast Details
As previously disclosed, the Company will host a webcast and conference call on May 13, 2025, at 4:30 p.m. Eastern Time, to discuss the Company’s financial results for its first quarter ended March 31, 2025.

A live webcast of the conference call will be available online at https://ir.webtoon.com/.

For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.
About WEBTOON Entertainment Inc.

WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.

With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment's adaptations are available on Netflix, Prime Video, Crunchyroll and other screens around the world, and the company’s content partners include Discord, HYBE and DC Comics, among many others.

With approximately 150 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad – the world’s leading webnovel platform – Wattpad WEBTOON Studios, Studio N, Studio LICO, WEBTOON Unscrolled, LINE Manga and eBookJapan, among others.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow our Paid Content, Advertising and IP Adaptations businesses, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company with the SEC on March 11, 2025, and in other filings we make with the SEC in the future.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures & Definitions
This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.
We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (credit) and depreciation and amortization, with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense and depreciation and amortization with further adjustments to eliminate the effects of loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.
Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – using the same method as laid out herein.
Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

Financial Statements
WEBTOON Entertainment Inc.
Consolidated Balance Sheets
(in thousands of USD, except share and per share data)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$550,136	$572,402
Receivables[1], net of allowance for credit losses of $3,774 and $3,418 at March 31, 2025 and December 31, 2024, respectively	173,710	169,187
Prepaid expenses and other current assets, net[2]	96,404	94,783
Total current assets	820,250	836,372
Property and equipment, net	3,826	3,782
Operating lease right-of-use assets	26,973	16,649
Debt and equity securities	73,124	70,178
Intangible assets, net	177,575	180,912
Goodwill, net	669,254	665,275
Equity method investments	78,958	78,668
Deferred tax assets	17,390	17,592
Other non-current assets, net[3]	69,560	65,906
Total assets	$1,936,910	$1,935,334
Liabilities and equity
Current liabilities:
Accounts payable[4]	$132,582	$127,306
Accrued expenses[5]	58,937	62,209
Current portion of operating lease liabilities[6]	8,007	6,053
Contract liabilities	85,696	85,860
Income tax payables - corporate tax	7,140	10,093
Consumption taxes payables	5,014	8,339
Provisions and defined pension benefits	11,954	11,133
Other current liabilities	2,917	2,231
Total current liabilities	312,247	313,224
Non-current liabilities:
Long-term operating lease liabilities[7]	19,805	11,187
Defined severance benefits	22,184	22,030
Deferred tax liabilities	28,680	30,271
Other non-current liabilities	1,442	2,161
Total liabilities	$384,358	$378,873
Commitments and Contingencies
Redeemable non-controlling interest in subsidiary	$36,784	$36,580
Stockholders' equity:
Common stock, $0.0001 par value (2,000,000,000 authorized, 130,172,281 shares and 128,587,944 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	$13	$13
Additional paid-in capital	2,115,350	2,103,931
Accumulated other comprehensive loss	(118,230)	(124,620)

Accumulated deficit	(529,586)	(507,197)
Total stockholders' equity attributable to WEBTOON Entertainment Inc.	1,467,547	1,472,127
Non-controlling interests in consolidated subsidiaries	48,221	47,754
Total equity	1,515,768	1,519,881
Total liabilities, redeemable non-controlling interest, and equity	$1,936,910	$1,935,334

1.Includes amounts due from related parties of $56,859 and $59,495 as of March 31, 2025 and December 31, 2024, respectively.
2.Includes amounts due from related parties of $7,290 and $9,258 as of March 31, 2025 and December 31, 2024, respectively.
3.Includes amounts due from related parties of $32,325 and $32,072 as of March 31, 2025 and December 31, 2024, respectively.
4.Includes amounts due from related parties of $16,935 and $17,173 as of March 31, 2025 and December 31, 2024, respectively.
5.Includes amounts due to related parties of $7,750 and $5,562 as of March 31, 2025 and December 31, 2024, respectively.
6.Includes amounts due to related parties of $4,460 and as of $3,506 March 31, 2025 and December 31, 2024, respectively.
7.Includes amounts due to related parties of $8,178 and $9,519 as of March 31, 2025 and December 31, 2024, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands of USD, except share and per share data)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenue[1]	$325,707	$326,744
Cost of revenue[2]	(254,096)	(244,385)
Marketing[3]	(31,543)	(19,478)
General and administrative expenses[4]	(66,702)	(48,693)
Operating income (loss)	(26,634)	14,188
Interest income	5,113	1,235
Interest expense	(2)	(33)
Income (loss) on equity method investments, net	(569)	(1,052)
Other income (loss), net[5]	2,670	(1,437)
Income (loss) before income tax	(19,422)	12,901
Income tax benefit (expense)	(2,547)	(6,668)
Net income (loss)	$(21,969)	$6,233
Net income (loss) attributable to WEBTOON Entertainment Inc.	(22,389)	6,192
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	420	41
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	6,572	(28,689)
Share of other comprehensive income (loss) of equity method investments, net of tax	$(143)	$(9)
Total other comprehensive loss, net of tax	6,429	(28,698)
Total comprehensive income (loss)	$(15,540)	$(22,465)
Total comprehensive income (loss) attributable to WEBTOON Entertainment Inc.	$(15,999)	$(22,506)
Total comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	459	41
Weighted average shares outstanding
Basic	129,598,942	109,505,160
Diluted	129,598,942	109,564,500
Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$(0.17)	$0.06
Diluted	$(0.17)	$0.06
1.Includes amounts earned from related parties of $17,713 and $13,287 for the three months ended March 31, 2025, and March 31, 2024, respectively.
2.Includes amounts incurred from related parties of $28,131 and $8,954 for the three months ended March 31, 2025 and March 31, 2024, respectively.
3.Includes amounts incurred from related parties of $(2,581) and $(1,905) for the three months ended March 31, 2025 and March 31, 2024, respectively.
4.Includes amounts incurred from related parties of $6,913 and $6,428 for the three months ended March 31, 2025 and March 31, 2024, respectively.
5.Includes amounts earned from related parties of $411 and $(206) for the three months ended March 31, 2025 and March 31, 2024, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Cash Flows
(in thousands of USD)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net Income (Loss)	$(21,969)	$6,233
Adjustments to reconcile net loss to cash used in operating activities:
Allowance for credit losses	443	660
Depreciation and amortization	8,437	9,035
Operating lease expense	1,985	2,794
Loss (gain) on foreign currency, net	(2,793)	2,601
Deferred tax expense	(1,143)	(1,012)
Loss (Gain) on debt and equity securities, net	930	(3,371)
Loss on equity method investments, net	569	1,052
Contingent consideration liability	—	(849)
Stock-based compensation	18,253	1,311
Other non-cash items	(795)	1,540
Changes in operating assets and liabilities
Changes in receivables	750	(11,716)
Changes in other assets	(2,250)	(5,634)
Changes in accounts payable	(2,801)	16,333
Changes in accrued expenses	(15,342)	(13,466)
Changes in contract liabilities	(1,450)	24,131
Changes in other liabilities	(700)	(3,291)
Changes in operating lease liabilities	(1,240)	(2,503)
Transfer of severance benefits	464	8
Net cash provided by (used in) operating activities	$(18,652)	$23,856
Investing activities:
Proceeds from maturities of short-term investments	$3,446	$1,129
Proceeds from sale of property and equipment	77	—
Purchases of property and equipment	(536)	(472)
Purchases of debt and equity securities	(3,789)	5
Payment made for short-term investments	(4,824)	(20,000)
Payment made for loan receivable	(207)	(98)
Purchases of intangible assets	(2,444)	(2,590)
Purchases of equity method investments	—	(5,478)
Disposal of businesses, net of cash disposed	—	(358)
Other investing activities	249	46
Net cash used in investing activities	$(8,028)	$(27,816)
Financing activities:
Proceeds from stock option exercise	$82	$—
Repayments of short-term borrowings	—	(15)
Payment of contingent consideration related to business acquisition	—	(842)
Net cash provided by (used in) financing activities	$82	$(857)
Effect of exchange rate changes on cash and cash equivalents	$4,332	$(8,258)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	$(22,266)	$(13,075)

Cash and cash equivalents at beginning of the year	572,402	231,745
Cash and cash equivalents at end of the year	$550,136	$218,670
Supplemental disclosure:
Income taxes paid	$6,826	$11,785
Reclassification of long-term advances to current	(28,973)	—
Increase in right-of-use assets recognized from new lease agreements	12,007	—

Reconciliation of Non-GAAP Measures
In addition to adjustments for foreign exchange fluctuations, we have also further adjusted revenue to exclude the impacts of deconsolidated and transferred operations to show growth or loss exclusive of these changes ("Revenue on a Constant Currency Basis"). Revenue on a Constant Currency Basis is a Non-GAAP metric that management believes adds value but has its limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP.
The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended March 31,
(in thousands of USD, except percentages)	2025	2024	Change
Total Revenue	$325,707	$326,744	(0.3)%
Effect of deconsolidated and transferred operations	-	(145)	(100.0)%
Effects of foreign currency rate fluctuations	18,131	-	N/A
Revenue on a Constant Currency Basis	$343,838	$326,599	5.3%
Paid Content Revenue	260,226	266,855	(2.5)%
Effect of deconsolidated and transferred operations	-	(120)	(100.0)%
Effects of foreign currency rate fluctuations	13,969	-	N/A
Paid Content Revenue on a Constant Currency Basis	$274,195	$266,735	2.8%
Advertising Revenue	39,898	36,996	7.8%
Effects of foreign currency rate fluctuations	2,141	-	N/A
Advertising Revenue on a Constant Currency Basis	$42,039	$36,996	13.6%
IP Adaptations Revenue	25,583	22,893	11.8%
Effect of deconsolidated and transferred operations	-	(25)	(100.0)%
Effects of foreign currency rate fluctuations	2,021	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$27,604	$22,868	20.7%

Paid Content Average Revenue Per Paying User ("ARPPU")[1]
Korea paid content revenue	$77,027	$90,943	(15.3)%
Korea ARPPU	$7.5	$7.9	(5.3)%
Effects of foreign currency rate fluctuations	0.9	-	N/A
Korea ARPPU on a Constant Currency Basis	$8.4	$7.9	6.7%

Japan paid content revenue	$150,401	$142,208	5.8%
Japan ARPPU	$22.3	$22.2	0.6%
Effects of foreign currency rate fluctuations	0.6	-	N/A
Japan ARPPU on a Constant Currency Basis	$23.0	$22.2	3.5%

Rest of World paid content revenue	$32,798	$33,704	(2.7)%
Rest of World ARPPU	$6.5	$6.3	3.5%
Rest of World ARPPU on a Constant Currency Basis	$6.5	$6.3	3.5%
1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of monthly paid users ("MPU") for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country.
The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended March 31,
(in thousands of USD, except percentages)	2025	2024
Net income (loss)	$(21,969)	$6,233
Plus (minus):
Interest income	(5,113)	(1,235)
Interest expense	2	33
Income tax expense	2,547	6,668
Depreciation and amortization	8,437	9,035
EBITDA	$(16,096)	$20,734
Stock-based compensation expense(1)	17,035	2,226
Restructuring and IPO-related costs(2)	1,642	1,516
Loss (gain) on fair value instruments, net(3)	930	(3,371)
Loss on equity method investments, net(4)	569	1,052
Adjusted EBITDA(5)	$4,080	$22,157
Net income (loss) margin	(6.7)%	1.9%
Adjusted EBITDA Margin	1.3%	6.8%
Weighted average shares outstanding
Basic	129,598,942	109,505,160
Diluted	129,598,942	109,564,500
Earnings (loss) per share
Basic	$(0.17)	$0.06
Diluted	$(0.17)	$0.06
Adjusted EPS(6)
Basic	$0.03	$0.20
Diluted	$0.03	$0.20
(1)Represents stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER and Munpia, including amounts which are cash settled.
(2)Represents non-recurring expenses that we do not consider representative of the operating performance of the business. For the three months ended March 31, 2025, these amounts include legal fees and advisory fees. For the three months ended March 31, 2024, these amounts were comprised of financial advisory fees, consulting fees, severance fees, and office relocation fee.
(3)Represents unrealized net loss (gain) of financial assets measured at FVPL, which include the Company's equity investments.
(4)Represents our proportionate share of recognized losses associated with our investments accounted for using the equity method.
(5)Totals may not foot due to rounding.
(6)The numerator for Adjusted EPS is calculated by adjusting Net Income (Loss) by the same items in the Net Income (Loss) to Adjusted EBITDA reconciliation. The denominator for computing Adjusted EPS is the same as that used for Basic and Diluted EPS.

Contact Information
Investor Relations
Soohwan Kim, CFA
investor@webtoon.com
Edelman Smithfield for WEBTOON
Hunter Stenback & Ashley Firlan
webtoonIR@edelmansmithfield.com

Corporate Communications
Kiel Hume & Lauren Hopkinson
webtoonpress@webtoon.com